April 18, 1996




Dear Mr. Arthur M. Swanson:

RE:     Line of Credit/Loan Agreement (the "Agreement")

Wachovia Bank of South Carolina, N.A. (the "Lender") agrees to open a line of credit (the "Line of Credit") in favor of ComSouth Bankshares, Inc., a South Carolina corporation (the "Borrower"), so the Borrower may borrow, from time to time, subject to the terms and conditions of this Agreement, up to a maximum aggregate principal amount outstanding of $1,200,000 (the "Committed Amount"). The obligation of the Borrower to repay any Advances under the Line of Credit shall be evidenced by the Note and Security Agreement (the "Note"). The terms and conditions of the Agreement are incorporated in the Note by reference as though the same were written therein. Accrued interest on all advances under this Line of Credit shall be payable on each Interest Payment Date. On December 31, 1996 (the "Conversion Date"), the Lender's obligation to make Advances or extend further credit under the Line of Credit shall cease and the aggregate outstanding principal amount of all Advances under the Line of Credit shall be payable in quarterly payments of $60,000.00 each, together with accrued interest, commencing on March 31, 1997, and continuing each June 30, September 30, December 31, and March 31, thereafter until December 31, 2001, when any and all outstanding principal, together with accrued unpaid interest thereon, shall be paid in full. All payments of principal and interest due on the Note shall be made in immediately available funds in Columbia, South Carolina. After the Conversion Date, any prepayment shall be applied to installments of principal in the inverse order of maturities.

1. Lender's obligation to make Advances under the Line of Credit is subject to the following conditions precedent: (i) the Lender shall have received, on or before the date of the first Advance (a) a copy of the Resolutions of the Board of Directors of the Borrower, certified on such date, authorizing the execution and delivery of the Agreement, and the borrowing hereunder and the execution and delivery of the Note; (b) such additional documents as the Lender may reasonably request; (ii) on the date of any Advance, each of the representations and warranties made by the Borrower in Paragraph 4 hereof shall be true on and as of the date of the making of such Advance with the same force and effect as if made on and as of such date; and (iii) at the time of each Advance, the Borrower and each Subsidiary shall be in compliance with all of the terms and provisions set forth herein on their part to be observed and performed, and no event of default as specified in Paragraph 6 hereof, nor any event which upon notice or lapse of time, or both, would constitute such an event of default, shall have occurred at the time of such Advance.

2. For purposes of this Agreement the following terms shall have the following definitions:

     "Advance" shall mean any borrowing by the Borrower hereunder.

     "Business Day" means any other day other than Saturday, Sunday, or other day on which commercial banks in South Carolina are authorized or required to close under the laws of the State of South Carolina. In addition, where such day relates to an Advance bearing interest at the Eurodollar Rate, "Business Day" means only a day on which dealings in United States dollar time deposits are carried out in the Eurodollar interbank market and which is also a Business Day in accordance with the immediately preceding sentence.

     "Interest Payment Date" shall mean the last day of each calendar quarter.

     "Interest Rate" shall mean the Prime Rate minus one-half percent.

     "Maturity" shall mean prior to the Conversion Date the last day of any Interest Period with respect to an Advance and after the Conversion Date, December 31, 2001.

     "Person" shall mean an individual, corporation, a partnership, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Prime Rate" refers to that interest rate so denominated and set by the Lender from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Lender. The Lender lends at rates above and below the Prime Rate.

     "Subsidiary" and "Subsidiaries" means any corporation of which fifty percent (50%) or more of the voting stock at any time is owned or controlled directly or indirectly by the Borrower.

     Words importing the singular include the plural and vice versa unless the context otherwise requires.

3. Each Advance under the Line of Credit shall bear interest for each day at the Prime Rate minus one-half percent.

     After the occurrence of an Event of Default hereunder, which Event of Default is not waived by the lender in writing, interest on any unpaid Advance hereunder, the indebtedness evidenced by the Note and any other indebtedness of the Borrower, hereunder shall bear interest at the rate per annum equal to the Prime Rate plus 1.00%, and shall be due and payable on demand.

     In all cases, interest shall be calculated on the outstanding principal amount of each outstanding Advance on the basis of a 360-day year and the actual days during which such Advance is outstanding.

     The Lender or other holder shall be and is hereby authorized by the Borrower to set forth on the reverse side of the Note, or on an attachment thereto: (1) the amount and date of each Advance made hereunder; (2) the Maturity date of each such Advance; (3) the Interest Rate for each such Advance; (4) the Interest Payment Dates for each such Advance, and (5) each payment of principal received thereon and the date of such payment;
     provided however, any such notation or the failure to make any such notation shall not limit or otherwise affect the obligation of the Borrower with respect to the payment of all Advances actually made hereunder.

4. Borrower represents and warrants to the Lender that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) the making and performance by Borrower of this Agreement and the Note are within Borrower's corporate powers and will not contravene any provisions of law or its charter or by-laws or of any indenture or other agreement or instrument to which it is now or by which it or any of its properties may be bound or affected; (iii) it has the corporate authority to execute, deliver and perform this Agreement and to borrow in accordance with the terms of this Agreement and it has taken all necessary and appropriate corporate action to authorize the borrowing under and the execution, delivery and performance of this Agreement and the Note; (iv) this Agreement is and the Note, when executed and delivered, will be valid in accordance with their respective terms; (v) there are no pending or threatened proceedings before any court or administrative body which might materially and adversely affect the financial condition or operations of Borrower; (vi) the annual audit reports and financial statements of Borrower and consolidated Subsidiaries for the fiscal year most recently ended previously furnished to Lender have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Borrower and consolidated Subsidiaries as of such date and since such date there has been no material adverse change in such condition; and (vii) there are no material liabilities of Borrower and consolidated Subsidiaries, direct, contingent or otherwise, not reflected in such audit reports and financial statements referred to in clause (vi) above.

5. Financial Statement: So long as the Lender's obligation to extend credit under this Line of Credit exists or any amount payable on the Note remains unpaid, the Borrower agrees to furnish the Lender:

     a. Consolidated financial statements of the Borrower and its Subsidiaries for each fiscal year, prepared in conformity with generally accepted accounting principles and compiled by an independent certified public accountant satisfactory to the Lender.

     b. A consolidated balance sheet and related statements of income and changes in financial position for the Borrower and its Subsidiaries for each quarter, signed by an officer of the Borrower.

     c. With each delivery of financial statements required in a. and b. above Borrower will deliver to the Lender a certificate signed by an authorized representative stating that the Borrower is in compliance with the provisions of this Agreement and the Note.

     The annual and quarterly financial statements shall be delivered to the Lender within 90 days and 60 days, respectively, after the close of the fiscal period. The Borrower also shall provide the Lender, with reasonable promptness, such further information regarding the Borrower's business affairs, and financial condition as the Lender may reasonably request.

6. Covenants: So long as the Lender's obligation to extend credit under this Line of Credit exists or any amount payable on the Note remains unpaid, the Borrower agrees that:

     a.   Affirmative  Covenants:   The  Borrower  will  and  will  require  its
          Subsidiaries to adhere to the following Affirmative Covenants:

          1. Maintain insurance, in such amounts and against such risks, as is satisfactory to the Lender.

          2. Maintain its corporate existence and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good operating condition.

          3. Comply with all statutes and government regulations and pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations, which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Lender, the Borrower will set up reserves satisfactory to the Lender.

     b.   Negative Covenants: The Borrower also agrees that it will not:

          1. Incur or permit to exist any encumbrance (including capital leases), security interest, pledge or lien against any of its properties, other than those that currently exist at the time of closing, except: (i) liens or security interests securing indebtedness owed to the Lender; (ii) pledges or deposits in connection with or to secure workmen's compensations, unemployment insurance, pensions or other employee benefits occurring under provisions of law or under agreements now in force and disclosed to the Lender; and (iii) tax liens not due or which are being contested in good faith and against which, if requested by the Lender, the Borrower will establish reserves satisfactory to the Lender.

          2. Sell, lease, convey or otherwise dispose of any material property or material assets, except in the ordinary course of business.

               3.   Pay shareholder dividends.

               4.   Incur any additional borrowings.

               5. Wachovia may demand payment in full if there is a change in ownership of ComSouth Bankshares, Inc.

     c: Financial Covenants: The Borrower also agrees to comply with the following Financial Covenants:

          1. At all times, maintain a Loan Loss Reserves/Non-Performing Assets Ratio of 100% or greater for ComSouth Bankshares, Bank of Columbia, and Bank of Charleston.

          2. Tangible Equity/Assets Ratio of 8% or greater for Bank of Charleston and 6% or greater for Bank of Columbia. This ratio shall be computed by dividing tangible equity (total equity less intangible assets) by total assets.

          3.   Return  on  Average   Assets  of  1%  or  greater  for   ComSouth
               Bankshares. This ratio shall be computed on a calendar year basis by dividing net income by total average assets.

          4. Non-Performing Loans + OREO/Total Loans + OREO Ratio not to exceed 1.80% for ComSouth Bankshares.

7. To secure the indebtedness evidenced by this Agreement, the Borrower does hereby assign, pledge, transfer, and convey to the lender 100% of the Bank of Charleston stock as collateral for the obligations evidenced by the Note and Securities Agreement dated April 18, 1996.

8. The occurrence or existence of any one or more of the following events or conditions will constitute an event of default by the Borrower under this Agreement, whereupon the Lender's obligation to make Advances under the Line of Credit will immediately terminate and the Note and all indebtedness of the Borrower to the Lender will, at the option of the Lender, immediately become due and payable without presentation, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower, and the Borrower will pay the reasonable attorney's fees incurred by the Lender in connection with such default or recourse against any collateral held by the Lender as security for the indebtedness owed by the
     Borrower:

     a. Nonpayment when due, whether by acceleration or otherwise, of any payment of interest or of principal and interest on the Note;

     b.   Nonpayment when due of any fee or other charge under this Agreement;

     c. A breach or failure of performance by the Borrower or any Subsidiary of any other provision of this Agreement which is not remedied within 30 days after written notice by the Lender;

     d. A material representation or warranty by the Borrower shall prove to have been false or erroneous when made or when deemed made or any certificate or financial statement provided to the Lender proves to be inaccurate in any material respect when delivered or when deemed to have been delivered;

     e. The Borrower, or any Subsidiary: (i) files a petition or has a petition filed against it under the Bankruptcy Code (as it now exists or may be amended) or an admission seeking the relief therein provided, (ii) is unable, or admits in writing its inability, to pay its debts as they become due, (iii) makes an assignment for the benefit of creditors, (iv) has a receiver appointed, voluntarily or otherwise, for its property, (v) is adjudicated a bankrupt, (vi) suspends business, (vii) permits a judgment in the amount of $1,000,000.00 or more to be obtained against it which is not promptly appealed and secured pending appeal, (viii) becomes insolvent, however otherwise evidenced, or (ix) breaches or defaults under any other agreement involving the borrowing of money or the extension of credit under which the Borrower or any Subsidiary may be obligated as borrower or guarantor, if such default consists of the failure to pay any indebtedness when due or if such default permits or causes (or upon lapse of time or notice or both would permit or cause) the acceleration of any indebtedness or the termination of any commitment to lend; or

     f. (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the voting stock of the Borrower; or (ii) there is any change in the management of the Borrower (including, without limitation of any of the individuals holding the following offices on the date of this Agreement shall cease to hold such office Chairman, CEO, President) within three years of the date of loan closing or unless waived by Wachovia; (iii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clauses (A) and (B).

9. If the Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any authority, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

10. No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower therefore shall in any event be effective unless the same shall be in writing and signed by the Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

12. This Agreement and the Note issued and all other documents furnished hereunder shall be governed by and be construed according to the laws of the State of South Carolina.

If the foregoing terms and conditions are acceptable to Borrower, please indicate Borrower's agreement to such terms and conditions by executing this Agreement in the appropriate space provided below by executing the Note and by returning this Agreement, and the Note to the Lender.

Very truly yours,

WACHOVIA BANK OF SOUTH CAROLINA, N.A.

By: ________________________________________

Its:    Senior Vice President



ACCEPTED AND AGREED TO this _18__ day of _April_________, 1996.


Borrower:      ComSouth Bankshares, Inc.

By: ________________________________________
       Arthur M. Swanson

Its: President


By: ________________________________________
        Harry R. Brown

Its: Secretary

                                   MASTER NOTE

April 18,  1996                                                  $1,200,000.00
                                                                 -------------

FOR VALUE RECEIVED, the undersigned, ComSouth Bankshares, Inc., a corporation ("Borrower"), hereby promises to pay to the order of Wachovia Bank of South Carolina, N.A., a national banking association ("Lender") at its office located at Columbia South Carolina, in lawful money of the United States of America in immediately available funds, the principal sum of $1,200,000.00 or if less, the aggregate unpaid principal amount of all Advances outstanding made by the Lender pursuant to the Line of Credit Agreement dated April 18, 1996 ("Agreement") between the Borrower and the Lender, and to pay interest on the unpaid principal amount hereof, at said office, in like money and funds, during the period commencing on the date hereof until paid at the rates per annum and at the times provided in the Agreement. Capitalized terms used in this Note, unless otherwise defined herein, shall have the respective meanings assigned to them in the Agreement.

The amount and date of each Advance made by the Lender to the Borrower hereunder, the Maturity date of each such Advance, the Interest Rate for each such Advance, the Interest Payment Dates for each such Advance and each payment of principal received thereon and the date of such payment shall be recorded by the Lender and endorsed on the schedule attached hereto which is made a part of this Note. All such endorsements shall be conclusive absent manifest error but failure to make any such endorsement shall not affect the Borrower's obligations hereunder or under the Agreement of such Advances and the interest thereon.

All parties to this Note, including the makers, endorsers, sureties and guarantors, whether bound by this or by separate instruments or agreement, hereby (1) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever;
(2) consent that at any time or from time to time, payment of any sum payable under this Note may be extended without notice, whether for a definite or indefinite time; and (3) agree to remain liable until the indebtedness evidence hereby is paid in full irrespective of any extension, modification or renewal.

Should the indebtedness represented by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note be placed in the hands of attorneys for collection on default, the Borrower agrees to pay in addition to the principal and interest due and payable hereon reasonable attorney's fees and legal expenses, together with all other costs of collection.

The terms and conditions contained in the Agreement shall be considered a part hereof to the same extent as if written herein.

This Note shall be construed in accordance with and be governed by the laws of the State of South Carolina. This Note is intended to be effective as an instrument executed under seal, as of the date first above written.

IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed as of the date first above written.


                                      Borrower: ComSouth Bankshares, Inc.

ATTEST:                               By: _____________________________________
                                             Arthur M. Swanson
___________________                   Its: President

___________________Secretary


(CORPORATE SEAL)